Exhibit 4.7

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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 13, 2002

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                                 SUPPLEMENTAL TO
                      INDENTURE DATED AS OF APRIL 16, 2001

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                                 PSEG Power LLC
                                PSEG Nuclear LLC
                                 PSEG Fossil LLC
                       PSEG Energy Resources and Trade LLC

                                       To

                          The Bank of New York, Trustee

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     SUPPLEMENTAL INDENTURE, dated as of March 13, 2002, among PSEG POWER LLC, a
Delaware limited liability company (hereinafter called the "Company"), having its principal office at 80 Park Plaza, Newark, NJ 07102, PSEG NUCLEAR LLC, a Delaware limited liability company (hereinafter called "Nuclear"), having its principal office at 80 Park Plaza, Newark, NJ 07102, PSEG FOSSIL LLC, a Delaware limited liability company (hereinafter called "Fossil"), having its principal office at 80 Park Plaza, Newark, NJ 07102, PSEG ENERGY RESOURCES & TRADE LLC, a Delaware limited liability company (hereinafter called "ER&T"), having its principal office at 80 Park Plaza, Newark, NJ 07102, (Nuclear, Fossil and ER&T are sometimes hereinafter referred to as the "Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, Floor 21
West,   New  York,   New  York  10286,   Attention:   Corporate   Trust  Trustee
Administration.


     WHEREAS, on April 16, 2001, the Company and the Subsidiary Guarantors executed and delivered to the Trustee an indenture providing for the issuance of the Company's senior debt securities (the "Indenture"); and


     WHEREAS, Subsection 901(9) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, without the consent of the holders of any outstanding senior debt securities, enter into an indenture supplemental to the Indenture in order to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions thereof; provided that such provisions shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect; and


     WHEREAS, the Company has requested the Trustee to enter into this First Supplemental Indenture to clarify a potential ambiguity in the application of
Section 1008(b) of the Indenture to certain pass-through financing activities of special purpose subsidiaries of the Company; and


     WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized by the Board of Directors of the Company; and


     WHEREAS, the Company represents that execution of this First Supplemental Indenture shall not adversely affect the interests of the holders of any outstanding series of senior debt securities issued under the Indenture in any material respect; and
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     WHEREAS,  the Company  represents  that all things  necessary  to make this
First Supplemental Indenture a valid and binding agreement supplemental to the Indenture have been done and performed:


     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that it is hereby agreed between and among the Company, the Subsidiary Guarantors and the Trustee as follows:


     SECTION 1. That the following shall be substituted for Section 1008(b) of the Indenture in its entirety:

          Subsidiaries Other Than Restricted Subsidiaries

          Except for parental guaranties of debt service reserves, surety bonds, equity guarantees, performance bonds and bid bonds entered into in the ordinary course of business aggregating at any one time not more than $100 million, the Company shall not permit any Subsidiary that is not a Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations) that are recourse to the Company or any Restricted Subsidiary. For purposes of this Section 1008(b), preferred securities issued by special purpose subsidiaries of the Company shall not be deemed to be recourse to the Company.


     SECTION 2. That all other provisions of the Indenture are confirmed in their entirety.

     SECTION 3. The recitals contained herein shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee shall not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

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     IN WITNESS WHEREOF,  the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.


                   PSEG POWER LLC

                   By: MORTON A. PLAWNER
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                       Name: Morton A. Plawner
                       Title: Vice President and Treasurer


                   PSEG ENERGY RESOURCES & TRADE LLC

                   By: MORTON A. PLAWNER
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                       Name: Morton A. Plawner
                       Title: Vice President and Treasurer


                   PSEG FOSSIL LLC

                   By: MORTON A. PLAWNER
                       --------------------------------------------------
                       Name: Morton A. Plawner
                       Title: Vice President and Treasurer


                   PSEG NUCLEAR LLC

                   By: MORTON A. PLAWNER
                       --------------------------------------------------
                       Name: Morton A. Plawner
                       Title: Vice President and Treasurer


                   THE BANK OF NEW YORK,
                            as Trustee


                   By: --------------------------------------------------
                       Name:
                       Title: